Exhibit 10.15

THE METALS ROYALTY COMPANY INC.
CEO PERFORMANCE BASED AWARD PLAN

1.             GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is The Metals Royalty Company Inc. CEO Performance Based Award Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to incentivize significant value creation for shareholders by the Chief Executive Officer of The Metals Royalty Company Inc. (the “Company”) who is critical for the Company’s successful conduct of its business.

The following terms shall be defined as set forth below:

“Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” means the PSUs granted to the Grantee under the Plan.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to the Award granted under the Plan. The Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 13.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a Share on any given date means the fair market value of a Share determined in good faith by the Administrator; provided, however, that if the Shares are listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s direct listing.

“Grantee” means the Chief Executive Officer of the Company to whom the Award is granted under the Plan.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

“Outstanding Shares” means, as of a specified date, the sum of (a) the number of Shares issued and outstanding and (b) the number of Shares issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire Shares for a nominal exercise price.

“PSU” means performance-based Restricted Stock Unit granted to the Grantee pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form F-1 that is filed by the Company with respect to its direct listing is declared effective by the United States Securities and Exchange Commission.

“Restricted Stock Unit” means an award of the right to receive Shares.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the per Share value, as determined by the Administrator, of the consideration payable, or otherwise to be received by shareholders pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee or director of the Company or any Affiliate. Unless otherwise set forth in the applicable Award Certificate, a Service Relationship shall be deemed to continue without interruption in the event the Grantee’s status changes from full-time employee to part-time employee or director or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the Grantee’s change in capacity.

“Shares” means the Common Shares, no par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.

2.             ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO DETERMINE AWARD

(a)             Administration of Plan. The Plan shall be administered by the Administrator.

(b)             Powers of Administrator. The Administrator shall have the power and authority to grant the Award consistent with the terms of the Plan, including the power and authority:

(i)             to determine the time of grant, and the extent of the PSUs granted to the Grantee;

(ii)            to determine the number of Shares to be covered by the Award;

(iii)           to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of the Award, and to approve the form of the Award Certificate;

(iv)           at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it deems advisable;

(v)            to interpret the terms and provisions of the Plan and the Award (including related written and electronic instruments);

(vi)           to make all determinations it deems advisable for the administration of the Plan or compliance with applicable laws;

(vii)          to decide all disputes arising in connection with the Plan; and

(viii)         to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and the Grantee.

(c)             Award Certificate. The Award under the Plan shall be evidenced by an Award Certificate that sets forth the terms, conditions and limitations for the Award, which may include, without limitation, the term of the Award and the provisions applicable in the event the Grantee’s employment or service terminates.

(d)             Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

3.             STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)             Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 3,000,000 Shares (the “Share Reserve”), subject to adjustment as provided in this Section 3. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. To the extent the Award is forfeited, cancelled, reacquired by the Company prior to vesting, or satisfied without the issuance of Shares, such Shares shall not be available for issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Share Reserve.

(b)             Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, extraordinary cash dividend, share split, reverse share split or other similar change in the Company’s capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to the then-outstanding Award under the Plan, and (iii) the target Share price indicated in any performance based condition in the Award Certificate. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to the outstanding Award and the terms of the outstanding Award to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

(c)             Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of the Award theretofore granted by the successor entity or the substitution of such Award with a new Award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and any other price based performance condition as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of the Award, upon the effective time of the Sale Event, the Plan and the outstanding Award granted hereunder shall terminate, except as may be otherwise provided in the Award Certificate. If provided in the Award Certificate, the Company shall also have the option, in its sole discretion, to make or provide for a payment, in cash, to the Grantee in exchange for the cancellation of the Award, in an amount equal to the Sale Price multiplied by the number of vested Shares under such Award (after taking into account any acceleration hereunder or in the Award Certificate).

4.             ELIGIBILITY

The Award under the Plan shall be granted solely to the Chief Executive Officer of the Company, as selected by the Administrator in its sole discretion; provided that the Award may not be granted to any individual who is providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the Shares underlying the Award are treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that the Award is exempt from or otherwise complies with Section 409A.

5.             PSUs

(a)             Nature of Award. The Administrator may grant the Award of PSUs under the Plan subject to such performance-based restrictions and conditions as the Administrator determines at or after the time of grant.

(b)             Rights as a Shareholder. A Grantee shall have the rights of a shareholder only as to Shares actually issued to the Grantee pursuant to the PSUs upon satisfaction of the applicable performance conditions.

(c)             Restrictions. PSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Certificate.

(d)             Vesting. The Administrator at the time of grant shall specify in the Award Certificate the attainment of pre-established performance goals, objectives or other conditions and subsequent to the attainment of such pre-established performance goals, objectives or other conditions, the PSUs shall be deemed “vested.”

(e)             Issuance of Shares. As soon as practicable following each date on which any PSUs becomes vested pursuant to the Award Certificate (each, a “Vesting Date”), but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of Shares equal to the number of PSUs that have vested, provided that in lieu of issuing such Shares, the Company may elect to pay the Grantee an amount of cash equal to the Fair Market Value of such Shares. Upon the issuance of such Shares, the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares.

(f)             Termination. Except as otherwise provided in the Award Certificate or, subject to Section 10 below, in writing after the Award is issued, if the Grantee’s Service Relationship terminates for any reason, any portion of the Award that has not vested at the time of termination shall automatically and without any requirement of notice to the Grantee from or other action by or on behalf of the Company be deemed to have been forfeited for no consideration simultaneously with such termination of the Service Relationship.

6.             TRANSFERABILITY OF AWARD

The Company shall only issue Shares in connection with vested PSUs to the Grantee. The PSUs shall not be sold, assigned, transferred or otherwise encumbered or disposed of by the Grantee. The Award shall not be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void.

7.             TAX WITHHOLDING

(a)             Payment by Grantee. The Grantee shall, no later than the date as of which the value of the Award or of any Shares or other amount received thereunder first becomes includable in the gross income of the Grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes, and non-U.S. or other taxes, of any kind required by law to be withheld by the Company or its Affiliates with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee or to satisfy any applicable withholding obligations by any other method of withholding that the Company or its Affiliates deem appropriate. The Company’s obligation to deliver evidence of book entry (or share certificates) to the Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee.

(b)             Payment in Shares. The Administrator may require the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to the Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of Share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the Grantee. The Administrator may also require the Company’s or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to the Award are immediately sold and proceeds from such sale are remitted to the Company or Affiliate in an amount that would satisfy the withholding amount due.

8.             SECTION 409A AWARDS

The Award is intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and the Award shall be interpreted in accordance with such intent. To the extent that the Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a U.S. taxpayer who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Grantee’s separation from service or (ii) the Grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

9.             SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship: (a) a transfer to the service of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or its Affiliate, as the case may be, if the Grantee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing. In the event the Grantee’s regular level of time commitment in the performance of such Grantee’s services for the Company and its Affiliates is reduced (including, without limitation, if the Grantee has a change in status from a full-time employee to a part-time employee or transitions from an employee to a director) or if the Grantee takes an extended leave of absence, in either case, after the date of grant of the Award to the Grantee, the Administrator may, in its sole discretion and to the extent permitted by applicable law, (y) make a corresponding reduction in the number of Shares subject to any portion of such Award that vests after the date of such change in time commitment or status or during or after any such leave of absence and (z) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Grantee will not have any rights with respect to any portion of the Award that is so reduced.

10.             AMENDMENTS AND TERMINATION

The Board may, at any time, discontinue the Plan and the Administrator may, at any time, amend or cancel the outstanding Award, in either case, for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under the outstanding Award without the Grantee’s consent or as permitted by the Plan or the Award Certificate. To the extent required under the rules of any securities exchange or market system on which the Shares are listed or to the extent determined by the Administrator to be required by the Code, Plan amendments shall be subject to approval by Company shareholders. Nothing in this Section 10 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

11.             STATUS OF PLAN

With respect to the portion of the Award that has vested and not been settled and any payments in cash, Shares or other consideration not received by the Grantee, the Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator otherwise expressly determines in connection with the Award. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to the Award hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence and complies with applicable law.

12.             GENERAL PROVISIONS

(a)             No Distribution. The Administrator may require the Grantee acquiring Shares pursuant to the Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)             Issuance of Shares. To the extent certificated, share certificates to the Grantee under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company has mailed such certificates in the United States mail or via international courier service, addressed to the Grantee, at the Grantee’s last known address on file with the Company or any Affiliate. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company has given to the Grantee by electronic mail (with proof of receipt) or by United States mail or international courier service, addressed to the Grantee, at the Grantee’s last known address on file with the Company or any Affiliate, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing Shares pursuant to the settlement of the Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. Any Shares issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction securities or other laws, rules and quotation systems on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or notations on any book entry to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that the Grantee make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require the Grantee to comply with any timing or other restrictions with respect to the settlement of the Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)             No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or the Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(d)             Shareholder Rights. Until Shares are deemed delivered in accordance with Section 12(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with the Award, notwithstanding any other action by the Grantee with respect to the Award.

(e)             Other Compensation Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of the Award do not confer upon the Grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.

(f)             Trading Policy Restrictions. The Award under the Plan is subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(g)            Clawback Policy. The Grantee’s rights with respect to the Award hereunder shall in all events be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any right that the Company may have under any Company clawback, forfeiture or recoupment policy as in effect from time to time or other agreement or arrangement with the Grantee or (ii) applicable law.

13.             EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval in accordance with applicable law, the Company’s articles of incorporation, applicable stock exchange rules and approval by the shareholders of the Company.

14.             GOVERNING LAW

This Plan and the Award and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Province of British Columbia. In the case of any inconsistency between this Plan, the Award and the Business Corporations Act (British Columbia), the latter shall prevail to the extent of any inconsistency.

CEO PERFORMANCE BASED AWARD CERTIFICATE
UNDER The Metals Royalty Company Inc.
CEO PERFORMANCE BASED AWARD PLAN

Name of Grantee:	Brian Paes-Braga

Target No. of Restricted Stock Units:	3,000,000

Grant Date:

Pursuant to The Metals Royalty Company Inc. CEO Performance Based Award Plan (the “Plan”), The Metals Royalty Company Inc. (the “Company”) hereby grants an award of the target number of performance-based Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each performance-based Restricted Stock Unit (“PSU”) relates to one Common Share, no par value per share (the “Shares”), of the Company.

1.             Restrictions on Transfer of Award. Subject to the restrictions set forth in Paragraph 6 of this Award Certificate (the “Agreement”), this Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.             Vesting of PSUs. The number of PSUs, if any, that become vested (any such PSUs, the “Vested PSUs”) shall be determined based on the achievement of specified stock price goals during the five-year performance period commencing on the Grant Date and ending on the fifth anniversary of the Grant Date (the “Performance Period”). For purposes of this Agreement, the applicable stock price shall be determined based on the average closing price of one Common Share on The Nasdaq Capital Market for any consecutive twenty (20) trading days during the Performance Period (the “Share Price Target”).

The number of Vested PSUs shall be determined in accordance with the following schedule:

Share Price Target	Number of Vested PSUs
$30 per share	1,000,000 PSUs
$40 per share	1,000,000 PSUs
$50 per share	1,000,000 PSUs

Such PSUs shall be deemed Vested PSUs upon achievement of the applicable Share Price Targets, as determined in the good faith discretion of the Administrator (as defined in the Plan). For the avoidance of doubt, there shall be no pro rata vesting between the Share Price Targets above. All determinations made by the Administrator under this Agreement shall be final and binding on the Grantee. Any PSUs that do not become Vested PSUs during the Performance Period shall automatically expire and be forfeited for no consideration upon the expiration of the Performance Period. In no event may more than 3,000,000 PSUs become Vested PSUs.

3.             Sale Event. In the event of a Sale Event (as defined in the Plan) that occurs during the Performance Period, the Grantee shall be entitled to vesting of the PSUs immediately prior to the consummation of such Sale Event if the Sale Price (as defined in the Plan) as of such Sale Event exceeds the applicable Share Price Target above. Unless otherwise determined by the Administrator, to the extent any PSUs do not vest in connection with such Sale Event, such unvested PSUs shall be immediately forfeited for no consideration.

4.             Issuance of Shares. As soon as practicable following each date on which PSUs become Vested PSUs pursuant to Paragraph 2 of this Agreement (each, a “Vesting Date”), but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Vested PSUs, provided that in lieu of issuing such Shares, the Company may elect to pay the Grantee an amount of cash equal to the Fair Market Value of such Shares. Upon the issuance of such Shares, the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares.

5.             Termination of Service Relationship. Unless otherwise determined by the Administrator, if the Grantee’s Service Relationship terminates for any reason (including death or disability) prior to the satisfaction of the Share Price Target set forth in Paragraph 2 above, any PSUs that have not become Vested PSUs as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested PSUs. For the avoidance of doubt, any PSUs that have become Vested PSUs prior to the termination of the Grantee’s Service Relationship based on satisfaction of the applicable Share Price Target shall remain Vested PSUs at 100% notwithstanding such termination; provided, however, that any holding requirements set forth in Paragraph 6 below applicable to such Common Shares shall continue to apply in accordance with their terms.

6.             Holding Requirements. Except as otherwise provided herein or as approved by the Administrator, the Grantee shall not sell, transfer, assign, pledge, encumber or otherwise dispose of any Shares acquired upon settlement of the Vested PSUs (net of any Shares withheld to satisfy applicable tax withholding obligations) until the end of the Performance Period; provided, that such holding requirement shall terminate immediately prior to a Sale Event.

7.             Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.

8.             Tax Withholding. Subject to applicable law and the Grantee’s tax status, the Grantee shall, not later than the date as of which of this Award becomes includable in the gross income of the Grantee for U.S. income tax purposes, pay to the Company or its Affiliates, or make arrangements satisfactory to the Administrator for payment of, any U.S. federal, state or local and non-U.S. or other taxes of any kind required by law to be withheld by the Company or its Affiliates with respect to the Award. The Administrator may require that the Company’s or Affiliate’s tax withholding obligation be satisfied, in whole or in part, by (i) the Company withholding from Shares to be issued pursuant to this Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment or (ii) an arrangement whereby a certain number of Shares subject to the Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.

2

9.             Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A as “short-term deferrals” as described in Section 409A.

10.             No Obligation to Continue Service Relationship. Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment or other Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s employment or other Service Relationship at any time.

11.             Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.             Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information, (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information, (iii) authorizes the Relevant Companies to store and transmit such information in electronic form and (iv) authorizes the transfer of the Relevant Information to any jurisdiction that the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

13.             Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

3

14.             Clawback Acknowledgement. The Grantee understands that if the Grantee is or becomes subject to The Metals Royalty Company Inc. Compensation Recovery Policy (the “Clawback Policy”), the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Grantee pursuant to such means as the Company and/or the Board may elect. The Grantee agrees that the Grantee shall take all required action to enable such recovery. The Grantee understands that such recovery may be sought and occur after the Grantee’s Service Relationship terminates. The Grantee further agrees that the Grantee is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification. The Grantee acknowledges and agrees that the Grantee has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Grantee shall not be deemed (i) an event giving rise to a right to resign for “good reason”, if applicable, or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Grantee or (ii) to constitute a breach of a contract or other arrangement to which the Grantee is a party. Further, to the extent that any Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Administrator may require the Grantee to repay any such excess amount to the Company. This Section 14 is a material term of this Agreement.

The Metals Royalty Company Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

4